                              DOUBLECLICK INC.
         UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE PERIOD ENDED DECEMBER 29, 1999
                  (In thousands, except per share amounts)

                                                   Historical                 Pro Forma
                                          ----------------------------   ----------------------
                                                           DoubleClick         (Unaudited)
                                              DoubleClick  Scandinavia  Adjustments   Combined
                                              -----------  -----------  -----------   --------
Revenues                                       $ 258,294    $   7,764    $  (1,862)   $ 264,195
Cost of Revenues                                 107,156        5,401       (1,829)     110,728
                                               ---------    ---------    ---------    ---------
Gross Profit                                     151,138        2,362          (33)     153,467

Operating expenses
        Selling & Marketing                      103,578        3,745       30,537      137,860
        General & Administrative                  36,306          405                    36,711
        Research & Development                    28,364         --                      28,364
        Facility Relocation and Other             41,605         --                      41,605
                                               ---------    ---------    ---------    ---------
          Total operating expenses               209,853        4,150       30,537      244,540

Loss from operations                             (58,715)      (1,788)     (30,570)     (91,073)

Interest and other, net                           11,481         --                      11,481
                                               ---------    ---------    ---------    ---------
Loss before income taxes                         (47,234)      (1,788)     (30,570)     (79,592)
Provision for income taxes                         8,587         --                       8,587
                                               ---------    ---------    ---------    ---------
Net loss                                       $ (55,821)   $  (1,788)   $ (30,570)   $ (88,179)
                                               =========    =========    =========    =========
Basic and diluted net loss per common share    $   (0.51)                             $   (0.80)
                                               =========                              =========

Weighted average shares used in basic
  and diluted net loss per share calculation     109,756                                110,604
                                               =========                              =========



See accompanying notes.

                                DOUBLECLICK INC.
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                                DECEMBER 29, 1999

NOTE 1 -

The unaudited pro forma condensed combined statement of operations gives the effect of the acquisition of DoubleClick Scandinavia AB ("DoubleClick Scandinavia") as if it was consummated at the beginning of the period presented. The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results that would have actually occurred if the transaction had been in effect on January 1, 1999, nor is it indicative of the future operating results of DoubleClick Inc. ("DoubleClick"). The pro forma adjustments are based upon information and assumptions available at the time of filing this Form 8-K/A. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements and related notes of DoubleClick and DoubleClick Scandinavia.

NOTE 2 -

Pro forma adjustments to reflect the acquisition of DoubleClick Scandinavia give effect to the following:

a) Amortization of intangibles for the period January 1, 1999 through December 29, 1999 and

b) The elimination of technology service fees paid by DoubleClick Scandinavia to DoubleClick and sales commissions paid by DoubleClick to DoubleClick Scandinavia.

NOTE 3 -

Pro forma net loss per share is computed by including the shares issued for DoubleClick Scandinavia in the computation of the weighted average shares outstanding as if they were outstanding from January 1, 1999.

NOTE 4 -

Certain reclassifications have been made to the historical statement of operations for DoubleClick Scandinavia in order to conform to DoubleClick's presentation. In April 1999 and January 2000, DoubleClick effected two-for-one stock splits in the form of 100 percent stock dividends and accordingly all share and per share amounts have been restated.

NOTE 5 -

The statement of operations of DoubleClick Scandinavia was translated from Swedish krona to the U.S. dollar using the average exchange rate for the period.